Exhibit 99.2

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of March 28, 2008 (“the Stipulation”) is made and entered into by and among the Plaintiffs and the Defendants (as defined below), by and through their respective counsel of record in the Litigation.  The Stipulation is intended by the parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, upon and subject to the terms and conditions hereof.  The settlement contemplated by this Stipulation is referred to herein as the “Settlement.”

BACKGROUND

1.                                       The Litigation involves claims asserted on behalf of nominal party The Home Depot, Inc. (“Home Depot” or the “Company”) against certain of Home Depot’s current and former officers and directors arising out of their alleged misconduct relating to Home Depot’s stock option dating practices, return-to-vendor (“RTV”) practices, and compensation of its former chief executive officer, Robert L. Nardelli.

2.                                       On May 25, 2006, Arnold Wandel filed a shareholder derivative action on behalf of Home Depot in the Superior Court of Fulton County, Georgia (Civil Action No. 06-cv-117491) (the “Wandel Action”) against certain of Home Depot’s current and former officers and directors alleging claims for breach of fiduciary duty in connection with the alleged failure to adopt and implement adequate internal controls to ensure an accurate accounting of RTV adjustments.  Wandel later amended his complaint to add claims relating to Home Depot’s stock option dating practice and Mr. Nardelli’s compensation.

3.                                       On May 26, 2006, Patricia and Savino Capizzi (Civil Action No. 06-cv-117555), Tracie Scotto (Civil Action No. 06-cv-117563), and Sharon, Steven, and Scott Bryan Stark (06-cv-117565) filed shareholder derivative actions on behalf of Home Depot in the Superior Court of

Fulton County, Georgia against certain of Home Depot’s current and former officers and directors alleging claims for breach of fiduciary duty in connection with compensation paid to Mr. Nardelli.  On April 23, 2007, the Capizzi and Scotto plaintiffs dismissed their respective actions without prejudice.  On April 30, 2007, the Stark plaintiffs dismissed their respective action without prejudice.

4.                                       On June 19, 2006, Sarah Kleinman filed a shareholder derivative action on behalf of Home Depot in the Superior Court of Fulton County, Georgia (Civil Action No. 06-cv-118570) against certain of Home Depot’s current and former officers and directors alleging claims for breach of fiduciary duty in connection with the alleged backdating of option grants made to certain Home Depot officers and directors and in connection with compensation paid to Mr. Nardelli.  On April 30, 2007, Kleinman dismissed her lawsuit without prejudice.

5.                                       On September 6, 2006, the City of Pontiac General Employees’ Retirement System (“City of Pontiac”) filed a shareholder derivative action on behalf of Home Depot in the Superior Court of Fulton County, Georgia (Civil Action No. 06-cv-122302) (the “City of Pontiac Action”) against certain of Home Depot’s current and former officers and directors alleging claims for breach of fiduciary duty in connection with the alleged backdating of option grants made to certain Home Depot officers and directors.

6.                                       On March 2, 2007, the City of Pontiac, Arnold Wandel, Patricia and Savino Capizzi, Tracie Scotto, Sharon, Steven, and Scott Bryan Stark, Sarah Kleinman, and Nicholas Weil filed a Joint Amended Complaint in the City of Pontiac Action alleging claims relating to the issuance and dating of stock option grants, Home Depot’s RTV practices, and executive compensation matters against the Individual Defendants.

7.                                       Defendants answered denying the principal allegations of the Joint Amended Complaint.  Defendants also filed motions to dismiss the Joint Amended Complaint for, among other things, failing to make a pre-suit demand on Home Depot’s Board of Directors.

8.                                       On April 23, 2007, Patricia and Savino Capizzi and Tracie Scotto withdrew without prejudice as plaintiffs from the City of Pontiac Action.  On April 30, 2007, Sharon and Scott Bryan Stark and Sarah Kleinman withdrew without prejudice as plaintiffs from the City of Pontiac Action.

9.                                       On February 9, 2007, March 23, 2007, and May 9, 2007, shareholder derivative actions on behalf of Home Depot were filed in the United States District Court for the Northern District of Georgia (Civil Actions Nos. 1:07-CV-0356-RLV, 1:07-CV-0693-RLV, and 1:07-CV-1066-RLV), consolidated as In re Home Depot, Inc. Derivative Litigation, Master File No. 1:07-CV-0356-RLV, against certain of Home Depot’s current and former officers and directors alleging claims for breach of fiduciary duty in connection with the alleged backdating of option grants made to certain Home Depot officers and directors and compensation paid to Mr. Nardelli.  Defendants moved to dismiss the consolidated complaint.  On November 30, 2007, a Home Depot shareholder filed an action in the United States District Court for the Northern District of Georgia captioned Rosinek v. The Home Depot, Inc., Civil Action No. 1:07-CV-2972-RLV, alleging that the proxy statement issued to Company shareholders in connection with the approval of The Home Depot Inc. 2005 Omnibus Stock Incentive Plan (the “2005 Plan”) violated section 14(a) of the Securities Exchange Act of 1934 and SEC Rule 14a-9 because the proxy statement did not disclose the backdating of option grants under the earlier option plan.

10.                                 Between February 28, 2007 and August 13, 2007, Plaintiffs’ counsel reviewed tens of thousands of pages of documents produced by Home Depot and the Individual Defendants and took depositions of certain of the Defendants, including the depositions of five of the Individual Defendants and the deposition of a Company representative pursuant to O.C.G.A. § 9-11-30(b)(6).

11.                                 Over a period of approximately eight months, counsel for the Plaintiffs and counsel for the Defendants engaged in arms’ length settlement negotiations, including several mediation sessions and numerous face-to-face and telephonic discussions, aimed at reaching a full and final settlement of these claims.

12.                                 Prior to and during the Litigation, Plaintiffs’ counsel conducted an investigation into the substance of the claims asserted in the Litigation, including reviewing tens of thousands of pages of paper and electronic documents produced in discovery, analyzing documents obtained through publicly available sources, and analyzing applicable case law and other authorities.  Based on this investigation, an analysis of applicable law, the facts developed prior to and in discovery, and other events, including the outcome of special committee investigations relating to RTV practices and stock option dating practices, the Plaintiffs and their counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the Plaintiffs, Home Depot, and the Home Depot stockholders.

13.                                 Home Depot acknowledges that it was aware of Plaintiffs’ allegations in the Litigation and contemplated the pendency of the Litigation when negotiating to commit to the Home Depot corporate governance provisions detailed in paragraph 18 below.

14.                                 The Plaintiffs have entered into the Stipulation and Settlement after taking into account, among other things: (a) the benefits of the Settlement to Home Depot and Home Depot stockholders, including the corporate governance provisions that Home Depot has implemented and/or agreed to maintain in connection with the resolution of the Litigation; (b) the risks of continued litigation; and (c) the conclusion of Plaintiffs’ counsel that the terms and conditions of the

Settlement are fair, reasonable, adequate, and in the best interests of the Plaintiffs, Home Depot, and Home Depot stockholders.

15.                                 The parties to the Stipulation recognize that the Litigation has been filed by the Plaintiffs and defended by the Defendants in good faith and that the Litigation is being voluntarily settled after advice of counsel.  The Plaintiffs and their counsel believe that the terms of the Settlement are fair, reasonable, and adequate.  The Stipulation shall not be construed or deemed to be a concession by the Plaintiffs of any infirmity of any of the claims asserted in the Litigation, nor shall it be construed or deemed to be evidence of or an admission or concession on the part of the Defendants with respect to any claim or of any fault, liability, wrongdoing, or damage whatsoever, or any infirmity in the defenses that the Defendants have or would have asserted.

16.                                 The Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims alleged in the Litigation or otherwise by the Plaintiffs or their counsel.  While maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against the claims alleged in the Litigation, the Defendants consider it desirable that this Litigation be dismissed, subject to the terms and conditions herein, because the Settlement will eliminate the substantial burden, expense, inconvenience, and distraction of continued litigation and will dispel any uncertainty that may exist as a result of the pendency of the Litigation.

THE SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to approval of the Court pursuant to O.C.G.A. § 14-3-735, for the good and valuable consideration set forth herein and conferred on Home Depot, the Plaintiffs, and Home Depot stockholders, all of the Released Claims (as defined below) are completely, fully, finally, and forever compromised, settled and released, and the Litigation shall be dismissed with prejudice upon and subject to the terms and conditions set forth herein.

17.                                 For purposes of this Stipulation:

a.                                       The “Court” means the Superior Court of Fulton County, Georgia, the Honorable Craig L. Schwall presiding.

b.                                      “Defendants” means nominal party Home Depot and the Individual Defendants.

c.                                       “Effective Date” means the first date by which all of the events and conditions specified in paragraph 29 below have occurred or have been satisfied.

d.                                      The “Federal Actions” means Civil Action Nos. 1:07-CV-0356-RLV, 1:07-CV-0693-RLV, and 1:07-CV-1066-RLV, consolidated as In re Home Depot, Inc. Derivative Litigation, Master File No. 1:07-CV-0356-RLV, in the United States District Court for the Northern District of Georgia, and any subsequently consolidated actions; and Rosinek v. The Home Depot, Inc., Civil Action No. 1:07-CV-2972-RLV, in the United States District Court for the Northern District of Georgia.

e.                                       “Individual Defendants” means Kenneth G. Langone, Robert L. Nardelli, Carol B. Tomé, Laban P. Jackson, Jr., Dennis M. Donovan, Frank L. Fernandez, Thomas V. Taylor, John L. Clendenin, Claudio X. González, Bonnie G. Hill, Gregory D. Brenneman, Milledge A. Hart, III, Angelo R. Mozilo, Thomas J. Ridge, Lawrence R. Johnston, Berry R. Cox, Richard H. Brown, and Richard A. Grasso.

f.                                         “Litigation” means Wandel v. Brenneman, et al., Civil Action No. 06-cv-117491, in the Superior Court of Fulton County, Georgia; City of Pontiac General Employees’ Retirement System v. Langone, et al., Civil Action No. 06-cv-122302, in the Superior Court of Fulton County, Georgia; and the Federal Actions.

g.                                      “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

h.                                      “Plaintiffs” means City of Pontiac General Employees’ Retirement System, Steven Stark, Nicholas Weil, Arnold Wandel, Daniel E. Becnel, Mary Hotard Becnel, Glenn Vicary, and Elizabeth Weiss Phillips.

i.                                          “Plaintiffs’ counsel” means counsel that has appeared for any of the Plaintiffs in the Litigation.

j.                                          “Plaintiffs’ Settlement Counsel” means the law firm Coughlin Stoia Geller Rudman & Robbins LLP.

k.                                       “Released Claims” shall collectively mean all claims, demands, rights, actions or causes of action of every nature and description whatsoever, rights, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future could or might be asserted in the Litigation or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state statute, rule, regulation, or principle of common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise) by the Plaintiffs, by Home Depot, or by any Home Depot stockholder derivatively on behalf of Home Depot, against the Released Persons, which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or failures to act which were alleged or could have been alleged in the Litigation, including, but not limited to (1) the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced by, involved with, referred to, set forth in or otherwise related to any of the complaints filed at any time in the Litigation; (2) the alleged backdating or misdating of stock options, RTV practices, and/or executive compensation; or (3) the disclosure obligations or alleged insider trading of any of the Released Persons related to any of the foregoing, subject to the RTV Investigation Carve-Out set forth in paragraph 21.  It is the intent of the parties that no claims may hereafter be brought or prosecuted derivatively on behalf of Home Depot which arise from or relate in any manner to the matters described above, including but not limited to those claims set forth in the action captioned Rosinek v. The Home Depot, Inc., Civil Action No. 07-cv-2972, in the United States District Court for the Northern District of Georgia.

l.                                          “Released Persons” means the Individual Defendants and Home Depot’s past or present directors, officers, employees, agents, or representatives, including any of their families, employees, attorneys, accountants, financial advisors, consultants, agents, estates, partners, predecessors, successors, and assigns, heirs, and entities in which he or she has a controlling interest. Plaintiffs specifically intend to include within the scope of the definition of Released Persons all persons within the categories described in the preceding sentence, and they agree and acknowledge that the terms used are sufficiently descriptive as to leave no question of the identity of the parties released, within the meaning of Lackey v. McDowell, 262 Ga. 185, 415 S.E.2d 902 (1992).

SETTLEMENT OF THE DERIVATIVE CLAIMS

18.           Home Depot has agreed to maintain and/or adopt and fully implement the corporate governance provisions set forth below.  These corporate governance provisions are designed to improve the Company’s corporate governance and increase the Home Depot stockholders’ value.  Home Depot acknowledges that the Litigation was a material factor in the Company’s decision to adopt and/or maintain these provisions.

a.                                       Board Structure.  For a period of four years from the date of entry of the Judgment (as defined below):

i.                                          The Audit, Nominating and Corporate Governance (“NC&G”), and Leadership Development and Compensation Committees of the Board will each (A) have a written charter that is available to the public on the Company’s website and (B) meet no fewer than four times per year.

ii.                                       The Audit, Nominating and Corporate Governance, and Leadership Development and Compensation Committees of the Board will each consist entirely of independent directors within the meaning of the Company’s Director Independence Standards.

iii.                                    At least two-thirds of director nominees shall be “independent directors” within the meaning of the Company’s Director Independence Standards.

b.                                      Director Independence Standards.  For a period of four years from the date of entry of the Judgment (as defined below), the Company’s Director Independence Standards shall include the following requirements:

i.                                          the director has not been employed by the Company(1) or any of its affiliates, as defined by the Company, at any time during the preceding three years;

ii.                                       the director has no personal services contract with the Company;

(1) The term “Company” as used in this paragraph 18.b shall include controlled affiliates of Home Depot unless the context plainly requires otherwise.

iii.                                    the director is not employed and compensated by a not-for-profit entity that receives from the Company significant contributions that are required to be disclosed in the Company’s proxy statement;

iv.                                   the director is not a member of the immediate family of any person who fails to satisfy the Company’s Director Independence Standards, except that with respect to employment with the Company or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or director position;

v.                                      the director has no interest in any investment that the director jointly acquired in conjunction with the Company;

vi.                                   during the current fiscal year or any of the three immediately preceding fiscal years, a company of which the director is an executive officer or an employee has not had a business relationship with the Company in which the Company has made payments to or received payments from such company that exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided, however, that any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent; and

vii.                                no member of the Company’s Leadership Development and Compensation Committee is employed as an executive officer by a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

c.                                       Director Stock Ownership.  For a period of four years from the date of entry of the Judgment (as defined below):

i.                                          At least two-thirds of non-management directors’ annual retainer shall be paid in stock, restricted stock, stock options, equity units, or other equity awards.

ii.                                       Following the 2008 annual meeting of shareholders, non-employee directors shall not be eligible to receive change in control or cash severance payments, other than change in control provisions in equity awards.

iii.                                    Director options shall be granted on a pre-determined set date.

d.                                      Stockholder Meetings.  For a period of four years from the date of entry of the Judgment (as defined below), at each of the Company’s annual meetings of stockholders:

i.                                          Stockholders shall have the right to ask questions and receive answers from the CEO and, as appropriate, other executive officers with respect to matters to be voted upon by the stockholders at the annual meeting.  In addition, stockholders shall have the right to ask questions and receive answers from the CEO and, as appropriate, other executive officers during a question and answer session scheduled by the Company for an appropriate length of time at, or following the adjournment of, the meeting.

ii.                                       Directors shall attend each annual meeting of stockholders, absent extraordinary circumstances.

e.                                       Compensation Policies and Procedures.  For a period of four years from the date of entry of the Judgment (as defined below):

i.                                          Any long-term cash incentive plans (i.e., LTIP) for officer-level personnel of the Company granted after the date of entry of the Judgment shall be constructed to ensure that the vesting and award of all cash incentives are based on performance metrics and targets.

ii.                                       Any corporate director or executive officer who acquires Company shares via the exercise of options granted after the date of entry of the Judgment must retain 1/3 of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least twelve months or such earlier time as the individual ceases to be a director or executive officer of the Company as a result of death, resignation, termination, or other reason.

f.                                         Majority Voting.  For a period of four years from the date of entry of the Judgment (as defined below), in uncontested director elections, director nominees shall be elected to the Board by a majority of the votes cast.  In the event a director does not receive a majority of the votes cast, the director shall offer his resignation to the Board, which shall convene a meeting within 90 days to review the offered resignation and advise shareholders of the Board’s conclusion about accepting or rejecting the offer of resignation and the basis for such decision.

g.                                      Stock Option Plans.  For a period of four years from the date of entry of the Judgment (as defined below):

i.                                          All stock option plans shall clearly define the exercise price and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period).  Unless otherwise required by law or applicable accounting principles, the exercise price of each stock option granted after the date of entry of the Judgment shall be determined by reference to the fair market value of Company stock on the grant date of the award.  The fair market value of Company stock on a grant date shall be not less than the closing price for a share of Company common stock on such day as reported on the NYSE or, if there were no sales on such day, the closing price on the nearest preceding day on which sales occurred.

ii.                                       The Company shall require public disclosure of all stock option grants to directors and executive officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934 within two business days of such grants.

iii.                                    Unless otherwise required by law or applicable accounting principles, the following clause shall be inserted/included in any current and/or subsequent equity incentive plan, whether subject to shareholder approval or not, to be effective to all grants made after the date of entry of the Judgment :  “The exercise price for each option grant shall be at least one hundred percent (100%) of the closing market price on the date of grant or, if there were no sales on such day, the closing price on the nearest preceding day on which sales occurred.”

iv.                                   The Company shall comply with legal requirements for proper disclosure and proper accounting and shall provide appropriate documentation for proper disclosure and accounting for stock option plans.

h.                                      Nomination Procedures for Directors.  For a period of four years from the date of entry of the Judgment (as defined below):

i.                                          The N&CG shall consider all candidates as recommended by a stockholder (or group of stockholders) who own at least 1% of the Company’s outstanding common stock and who have held such shares for at least one year (an “Eligible Stockholder”).

ii.                                       An Eligible Stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the shareholder making the recommendation is an Eligible Stockholder.

iii.                                    Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Stockholder based on such documents.  The Corporate Secretary will inform the stockholder of his or her determination.

iv.                                   If the candidate is to be evaluated by the N&CG, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate.  To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received from the candidate before the first day of February preceding the annual meeting.  The N&CG will use all reasonable efforts to engage LENS Governance Advisors to assist in identifying and evaluating stockholder candidates.  In the event that LENS is unable to serve in such capacity, the N&CG will use all reasonable efforts to engage an alternative governance consultant.

v.                                      If, in the exercise of its business judgment, the N&CG determines not to nominate the Eligible Stockholder’s initial candidate, the N&CG will inform the Eligible Stockholder of its decision and provide the stockholder the opportunity to submit an alternate candidate; provided, however, the Committee shall not be obligated to consider a candidate if the Committee does not receive within 30 calendar days of its notice of determination:  (A) the written consent of the candidate to serve as a director of the Company, if elected; and (B) the documents required above.  The N&CG will, in the exercise of its business judgment, determine whether to nominate the alternate candidate for election to the Board.

i.                                          Vendor Return Policy.  For a period of four years from the date of entry of the Judgment (as defined below), the Company’s CEO and CFO shall be responsible for ensuring that the Company’s accounting policies, including the accounting for vendor returns, conform to the requirements of Generally Accepted Accounting Principles (“GAAP”), as currently in effect or as amended, and are implemented and utilized throughout the Company.  The CFO shall report to the Board of Directors or the Audit Committee on a semi-annual basis on compliance with GAAP, which includes the accounting for vendor returns.  The CEO and CFO shall ensure that the Company’s procedures for the handling and processing of vendor returns are distributed to each Company employee responsible for processing or reviewing vendor returns.  The Company will also establish a policy that all Awareline calls concerning potential vendor return abuse shall be brought to the attention of the Company’s Internal Audit department.  Such calls, together with any other reports of vendor return abuse of which Internal Audit is aware, shall be reported directly to the CFO semi-annually.

j.                                          Best Value Contract Policy.  For a period of fours years from the date of entry of the Judgment (as defined below), Home Depot will adhere to the Best Value Contracting Policy attached hereto as Exhibit A.

k.                                       The foregoing provisions shall remain in effect for the periods set forth above or until such earlier time, if any, as the Company ceases to be a publicly traded corporation.  Should any of the foregoing provisions violate any law, rule, regulation (including New York Stock Exchange listing requirements), or subsequently-adopted amendment to the Company’s by-laws or articles of incorporation approved by the shareholders, the Company may cease performing such provision and the provision may, upon approval by the Court, be removed from this Stipulation and the Judgment without rendering the remainder of the Agreement null and void.

19.                                 Home Depot shall make its best efforts to obtain from the Company’s Directors and Officers liability insurance carrier up to $6 million in connection with the award to Plaintiffs’ counsel of attorneys’ fees and expenses as set forth in paragraphs 32-35 below.

RELEASES

20.                                 Upon the Effective Date, and subject to the RTV Investigation Carve-Out described in paragraph 21 below, Plaintiffs, on their own behalf and derivatively on behalf of Home Depot, and Home Depot stockholders shall be deemed to have, and by operation of the Judgment (as defined below) shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons.

21.                                 RTV Investigation Carve-Out.  The Defendants agree that in the event one or more current or former executive officers of the Company makes a financial payment to a government agency in connection with the alleged wrongdoing relating to RTV matters or is convicted of any wrongdoing in connection with an RTV investigation, the release referenced herein shall not bar the assertion by Plaintiffs in the City of Pontiac Action of a claim for breach of fiduciary duty against such current or former officers with respect to any damage caused to the Company by such individual in connection with their role in RTV practices.  The Defendants agree that they will not contest the standing (e.g., their failure to make a demand or their adequacy to sue in a representative capacity) of the Plaintiffs in the City of Pontiac Action to assert such a claim, and the Company agrees that it will cooperate with the Plaintiffs in discovery, as may be reasonable.  Notwithstanding the foregoing, nothing herein shall be deemed to limit or alter the terms or scope of, or to revive any claims released by, the mutual releases contained in the January 2, 2007 Separation Agreement between the Company and Mr. Nardelli.

22.                                 Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of the Judgment (as defined below) shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, and the Plaintiffs’ counsel, from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Litigation or the Released Claims.

23.                                 These releases shall not be construed to limit or release any claims to enforce the terms of this Stipulation.

RELEASES OF UNKNOWN CLAIMS

24.                                 The releases contemplated by this Stipulation extend to claims that any person granting a release (each, a “Releasing Person”) does not know or suspect to exist in such party’s favor at the time of the release, which, if known by such party, might have affected such party’s decision to enter into this release.  The Releasing Person will be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Person will be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542.  The Releasing Person may hereafter discover facts in addition to or different from those which such party now knows or believes to be true, but it is the intention of the Releasing Person to settle and release any and all claims described in paragraphs 20-22, without regard to the subsequent discovery or existence of such different or additional facts.  The Releasing Person acknowledges that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

SUBMISSION AND APPLICATION TO THE COURT; STOCKHOLDER NOTICE

25.                                 Within five (5) business days of the execution of this Stipulation, the parties to the Wandel Action and the City of Pontiac Action will jointly apply to the Court for an order to be entered in both cases substantially in the form attached hereto as Exhibit B (the “Scheduling Order”), which shall include provisions:

a.                                       scheduling a hearing (the “Settlement Hearing”) to obtain Court approval of the Settlement, at which time the Court will consider: (i) whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Home Depot and Home Depot stockholders; (ii) whether the Judgment (as defined below) should be entered dismissing the Wandel Action and the City of Pontiac Action with prejudice as against the Plaintiffs in those actions on behalf of themselves and derivatively on behalf of Home Depot, releasing the Released Claims, and enjoining prosecution of any and all Released Claims; (iii) the approval of an award of Plaintiffs’ counsel’s attorneys’ fees and expenses as provided for herein; (iv) any objections to the Settlement; and (v) such other relief as the Court may deem necessary and appropriate;

b.                                      directing that a Notice of Proposed Settlement of Derivative Action and Settlement Hearing, substantially in the form attached hereto as Exhibit B-1 (the “Notice”), be published in Investor’s Business Daily and furnished to the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K; and

c.                                       providing that publication and filing of the Notice substantially in the manner set forth in the Scheduling Order constitutes adequate notice to the Home Depot stockholders pursuant to O.C.G.A. § 14-3-745 and other applicable law.

26.                                 Home Depot shall bear all costs incurred in connection with the publication and filing of the Notice.

ORDER AND FINAL JUDGMENT

27.                                 If the Settlement is approved by the Court, the parties to the Wandel Action and the City of Pontiac Action will promptly request that the Court enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit C (the “Judgment”), which, among other things, dismisses the Wandel Action and the City of Pontiac Action with prejudice and, upon the Effective

Date, permanently enjoins Plaintiffs, Home Depot, and past or present Home Depot stockholders from asserting against any of the Released Persons any Released Claims.

DISMISSAL OF THE FEDERAL ACTIONS

28.                                 Within two business days of the Court’s entry of the Judgment, the Plaintiffs in the Federal Actions shall file papers seeking to dismiss the Federal Actions based upon the Settlement and the Judgment.

CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

29.                                 The Effective Date of the Settlement shall be the date upon which all of the following have occurred: (a) the Court has entered the Scheduling Order; (b) the Court has entered the Judgment; (c) the Judgment has become Final, as defined in paragraph 30 below; (d) the Settlement, including, without limitation, the corporate governance provisions set forth in paragraph 18, has been approved and adopted by Home Depot’s Board of Directors; (e) Home Depot has paid the fees and expenses awarded to Plaintiffs’ counsel pursuant to paragraphs 32-33; and (f) the Federal Actions have been dismissed.  If any of these conditions are not met, then the Stipulation shall terminate subject to paragraph 31 unless Plaintiffs’ Settlement Counsel and Defendants’ counsel mutually agree in writing to proceed with the Settlement.

30.                                 Subject to paragraph 33 below, the Judgment shall be “Final” upon the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date for filing of any appeal from the Court’s Judgment.

31.                                 If the Effective Date does not occur, then the parties shall be restored to their respective positions in the Litigation as of March 21, 2008.  In such event, the terms and provisions of the Stipulation, with the exception of paragraphs 35, 38-39, 41 and 47 herein, shall have no further force and effect with respect to the parties hereto and shall not be used in the Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated nunc pro tunc.

FEES AND EXPENSES

32.                                 After negotiating the terms set forth above, Plaintiffs and Defendants, through their respective counsel, negotiated and reached an agreement at arm’s length and in good faith regarding the attorneys’ fees and expense amount that Home Depot would pay to Plaintiffs’ counsel in connection with the Settlement.  Home Depot has agreed to pay the sum of $14.5 million in aggregate to Plaintiffs’ counsel, consisting of (a) $6 million in cash; and (b) $8.5 million in freely tradable Home Depot common stock, the number of shares of which shall be determined based upon the closing price of the stock on the date of entry of the Judgment.  Thus, the award in the amount approved by the Court shall be paid 41.35% in cash and 58.65% in freely tradable Home Depot common stock, subject to the Court’s determination that the issuance of shares is fair as contemplated by Section 3(a)(10) of the Securities Act of 1933.

33.                                 The amount of the award to Plaintiffs’ counsel for attorneys’ fees and expenses shall not impact this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment.  Similarly, any appeal from the Judgment that relates solely to the award for attorneys’ fees and expenses to Plaintiffs’ counsel shall not modify, terminate, or cancel this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment.

34.                                 The fees and expenses in the amount awarded by the Court shall be transferred to Plaintiffs’ Settlement Counsel, which shall be solely responsible for the allocation of such fees and expenses among Plaintiffs’ counsel.  The fees and expenses in the form of cash and Home Depot common stock shall be transferred from Home Depot to Plaintiffs’ Settlement Counsel in accordance with, and within ten (10) business days of, the entry by the Court of the Judgment, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, but subject to Plaintiffs’ counsel’s joint and several obligation to make appropriate refunds or repayments, as set forth below, if and when the Settlement or the award to Plaintiffs’ counsel of attorneys’ fees and expenses is reversed or modified on appeal.

35.                                 If the Effective Date does not occur, or if the award to Plaintiffs’ counsel of attorneys’ fees and expenses is reversed or modified on appeal, then the award of fees and expenses (or any portion disallowed) shall be refunded to Home Depot by Plaintiffs’ counsel, together with the amount of any dividends paid on the stock received as part of the award of fees and expenses, with interest at the federal rate of interest from the date of payment and any dividend to the date of refund.  The refund shall be made within ten (10) business days after written notification of such event is sent by Home Depot’s counsel to Plaintiffs’ Settlement Counsel.  The Judgment shall specify or incorporate provisions that specify that each firm that receives any portion of the award of fees and expenses, and each partner or member of that firm, shall be jointly and severally liable for repayment should the award need to be refunded as set forth herein.  In the event the refund is not made in a timely manner after written notification, Home Depot shall be entitled to an award of all reasonable fees and expenses incurred by it in pursuing legal action to collect the refund.  Each such Plaintiffs’ counsel’s law firm, as a condition of receiving a portion of the award of fees and expenses, on behalf of itself and each partner and/or shareholder, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the Stipulation.

MISCELLANEOUS PROVISIONS

36.                                 Each of the individuals executing the Stipulation on behalf of one or more of the Settling Parties warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

37.                                 Each Defendant specifically disclaims any liability whatsoever relating to any of the Released Claims, expressly denies having engaged in, or threatened to engage in, any wrongful or illegal activity or having failed to act in any matter required by law or rule, or having violated, or threatened to violate, any law or regulation or duty, expressly denies that any person or entity has suffered any harm or damages as a result of such Defendant’s involvement with the Released Claims (or the events at issue therein), and such Defendant is making this Settlement (without conceding any infirmity in such Defendant’s defenses against the Settled Claims) solely to avoid the distraction, burden, and expense occasioned by litigation.  Each Defendant believes such Defendant acted, at all times, in the best interests of the Company and its stockholders.  The Court has made no finding that any Defendant has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

38.                                 With the exception of notice to be provided pursuant to paragraph 25(b),neither Defendants, Defendants’ counsel, Plaintiffs, nor Plaintiffs’ counsel will issue any press release regarding the Settlement.

39.                                 The provisions contained in this Stipulation, all negotiations, statements, and proceedings in connection therewith, and any act performed or document executed pursuant to or in furtherance of the Stipulation are not, will not be argued to be, and will not be deemed to be an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants and/or the Released Persons and will not be deemed to be or used as an admission of, or evidence of, any fault or omission of any of the Defendants and/or the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

40.                                 The Settling Parties (a) intend to consummate this Stipulation and the Settlement; (b) will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreement to consummate and make effective the Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement); and (c) shall cooperate with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to obtain Court approval of the Settlement and the dismissal of the Litigation with prejudice as to all Released Claims and without costs to any party (other than as set forth herein).

41.                                 The Stipulation may not be amended, in whole or in part, except by an instrument in writing signed by all Settling Parties or their respective successors-in-interest.

42.                                 This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understanding, or representations.  No representations, warranties, or inducements have been made to any party concerning the Stipulation other than expressly set forth herein.  All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

43.                                 Except as otherwise provided, each party shall bear its own costs.

44.                                 Plaintiffs’ Settlement Counsel are expressly authorized by Plaintiffs and the other Plaintiffs’ counsel to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation as they deem appropriate.

45.                                 The Stipulation may be executed in one or more counterparts.  Each executed counterpart shall be deemed to be one and the same instrument.  A complete set of original executed counterparts shall be filed with the Court.

46.                                 The Stipulation shall be binding upon, and inure to the benefit of, the parties and their respective affiliates, agents, executors, heirs, successors, and permitted assigns.

47.                                 This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without regard to choice of law principles.  Any action relating to this Stipulation or the Settlement will be filed exclusively in the Court, and the Court retains jurisdiction over this matter.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of March 28, 2008.

/s/ John C. Herman
JOHN C. HERMAN

COUGHLIN STOIA GELLER RUDMAN
& ROBBINS LLP
JOHN C. HERMAN
3424 Peachtree Road, Suite 1650
Atlanta, Georgia 30326
Tel: (800) 449-4900

COUGHLIN STOIA GELLER RUDMAN
& ROBBINS LLP
DARREN J. ROBBINS
JOY ANN BULL
TRAVIS E. DOWNS III
BENNY C. GOODMAN III
655 West Broadway, Suite 1900
San Diego, California 92101
Tel: (619) 213-1058
Fax: (619) 231-7423

COUGHLIN STOIA GELLER RUDMAN
& ROBBINS LLP
JOHN K. GRANT
SHAWN A. WILLIAMS
100 Pine Street, Suite 2600
San Francisco, California 94111
Tel: (415) 288-4545
Fax: (415) 288-4534

/s/ Sean Smith
DUANE MORRIS LLP
SEAN R. SMITH
(Georgia Bar No. 663368)
STEPHANIE A. HANSEN
(Georgia Bar No. 132583)
1180 West Peachtree Street, N.W.
Suite 700
Atlanta, Georgia 30309
Tel: (404) 253-6900
Fax: (404) 253-6901

VANOVERBEKE MICHAUD & TIMMONY, P.C.
TOM MICHAUD
79 Alfred Street
Detroit, Michigan 48201
Tel: (313) 578-1200
Fax: (313) 578-1202

O’DONOGHUE & O’DONOGHUE LLP
LOUIS P. MALONE
4748 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Tel: (202) 362-0041
Fax: (202) 362-2640

GARDY & NOTIS, LLP
JAMES A NOTIS
440 Sylvan Avenue, Suite 110
Englewood Cliffs, New Jersey 07632
Tel: (201) 567-7377
Fax: (201) 567-7337

THE WEISER LAW FIRM
Robert B. Weiser
121 N. Wayne Avenue, Suite 100
Wayne, Pennsylvania 19087
Tel: (610) 225-2677
Fax: (610) 225-2678

FEDERMAN & SHERWOOD
William B. Federman
10205 N. Pennsylvania
Oklahoma City, Oklahoma 73120
Tel: (405) 235-1560
Fax: (405) 239-2112

COHEN COOPER ESTEP MUDDER &
WHITEMAN
Steven J. Estep
3350 Riverwood Parkway, Suite 2220
Atlanta, GA 30339
Tel: (404) 814-0000
Fax: (404) 816-8900

FARUQI & FARUQI, LLP
Nadeem Faruqi
369 Lexington Avenue
10th Floor
New York, NY 10017-6531
Tel: (212) 983-9330
Fax: (212) 983-9331

LAW OFFICES OF MARC S. HENZEL
Marc S. Henzel
273 Montgomery Avenue, Suite 202
Bala Cynwyd, PA 19004
Tel: (610) 660-8000
Fax: (610) 660-8080

ROBBINS UMEDA & FINK, LLP
Brian J. Robbins
610 West Ash Street, Suite 1800
San Diego, CA 92101
Tel: (619) 525-3990
Fax: (619) 525-3991

Attorneys for Plaintiffs in the City of Pontiac and
Wandel Actions

/s/ Corey D. Holzer
COREY D. HOLZER

HOLZER HOLZER & FISTEL LLC
Corey D. Holzer
Georgia Bar No. 364698
Michael I. Fistel, Jr.
Georgia Bar No. 262062
1117 Perimeter Center West
Suite E-107
Atlanta, GA 30338
Tel: (770) 392-0090
Fax: (770) 392-0029

LABATON SUCHAROW & RUDOFF LLP
Eric Belfi
Martis Alex
100 Park Avenue
New York, NY 10017
Tel: (212) 907-0700
Fax: (212) 818-0477

GLANCY BINKOW & GOLDBERG LLP
Lionel Z. Glancy
Michael Goldberg
Marc Godino
1801 Avenue of the Stars, Suite 311
Los Angeles, CA 90067
Tel: (310) 201-9150
Fax: (310) 201-9160

HOROWITZ HOROWITZ & ASSOCIATES
Richard Doherty
Paul Paradis
Gina M. Tufaro
25 East Washington Street, Suite 900
Chicago, IL 60602
Tel: (866) 352-0463
Fax: (312) 372-1673

LAW OFFICES OF CURTIS V. TRINKO
Curtis V. Trinko
310 Madison Avenue, 14th Floor
New York, NY 10017
Tel: (212) 490-9550

Attorneys for Lead Plaintiffs in In Re Home Depot, Inc. Derivative Litigation, Master File No. 1:07-CV-0356-RLV, United States District Court, Northern District of Georgia

/s/ John P. Brumbaugh
JOHN P. BRUMBAUGH

KING & SPALDING LLP
MICHAEL R. SMITH
(Georgia Bar No. 661689)
PHYLLIS B. SUMNER
(Georgia Bar No. 692165)
JOHN P. BRUMBAUGH
(Georgia Bar No. 085378)
1180 Peachtree Street, N.E.
Atlanta, GA 30309
Telephone: 404/572-4600
404/572-5100 (fax)

Attorneys for The Home Depot, Inc.,
Carol B. Tomé, Dennis M. Donovan,
Frank L. Fernandez, Thomas V. Taylor,
John L. Clendenin, Bonnie G. Hill,
Milledge A. Hart, III, Angelo R. Mozilo,
Thomas J. Ridge, Lawrence R. Johnston,
Berry R. Cox, Richard H. Brown, and Richard A.
Grasso

/s/ John J. Dalton
JOHN J. DALTON

TROUTMAN SANDERS LLP
JOHN J. DALTON
(Georgia Bar No. 203700)
J. TIMOTHY MAST
(Georgia Bar No. 476199)
THOMAS B. BOSCH
(Georgia Bar No. 068740)
5200 Nations Bank Plaza
600 Peachtree Street, N.E.
Atlanta, GA 30308-2216
Telephone: 404/885-3000
404/885-3900 (fax)

Attorneys for Robert L. Nardelli

/s/ Oscar N. Persons
OSCAR N. PERSONS

ALSTON & BIRD LLP
OSCAR N. PERSONS
(Georgia Bar No. 573500)
JOHN L. LATHAM
(Georgia Bar No. 438675)
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424
Telephone: 404/881-7000
404-881-7777 (fax)

Attorneys for Kenneth G. Langone

/s/ Joseph E. Finley
JOSEPH E. FINLEY

JONES DAY
GEORGE T. MANNING
(Georgia Bar No. 469369)
JOSEPH E. FINLEY
(Georgia Bar No. 261526)
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Telephone: 404-581-8409
404-581-8330 (fax)

Attorneys for Gregory Brenneman, Laban Jackson,
and Claudio Gonzalez

EXHIBIT A

BEST VALUE CONTRACTING POLICY TO BE IMPLEMENTED
BY HOME DEPOT

Best Value Contracting Policy

This Best Value Contracting Policy as adopted will apply to Home Depot United States Store construction and maintenance contracts (other than contracts awarded under emergency circumstances where normal bid processes must be suspended in order to respond to exigent circumstances) with a value of $500,000 or more, regardless of whether the contract is awarded by Home Depot, its affiliates, its subsidiaries, or through its agents.  Home Depot will implement the following contracting policies:

A.                                   Definition of Qualified Provider

A Provider will only be selected for award of a contract after establishing compliance with the following criteria:

1.                                       Each Provider must have demonstrated to have the required skills, experience and qualified personnel for a given project.  In particular, each Provider shall have demonstrated skills of the supervisory staff, compliance with laws and regulations, and past performance on projects.  This will be determined through direct knowledge Home Depot personnel have of the Provider or through interviewing the Provider and its personnel and obtaining recommendations from recent customers.  Favorable consideration shall be given to Providers who contribute to or participate in craft training where applicable.

2.                                       Each Provider must demonstrate the financial strength to complete the specific project.  Favorable consideration shall be given to Providers who demonstrate a commitment to providing benefits to workers at a level that has a positive economic impact on the community.

3.                                       Each Provider must have a written safety policy acceptable to Home Depot and a demonstrated commitment to safety.  Each contactor must provide safety records concerning their safety record on recent projects.

4.                                       Favorable consideration shall be given to Providers that demonstrate a commitment to a drug-free work environment, including policies include testing and monitoring of personnel.

5.                                       Each Provider must be in compliance with employment laws including, but not limited to, racial discrimination and immigration laws.

6.                                       Each Provider must meet Home Depot’s insurance requirements.

7.                                       Providers must have a required business license to operate in the states involved in the particular project.

8.                                       Each Provider must provide information concerning any litigation involving them in the last three years relating to or arising from employment, labor or safety issues, as well as breach of contract and/or fraud..

Once selected, a Provider shall annually certify its compliance with this Paragraph A

B.                                     General Rules and Procedures

1.                                       Once a Provider is deemed a Qualified Provider under Paragraph A above, Home Depot will review each Provider annually to determine continued compliance.

2.                                       Only Qualified Providers shall be invited to submit bids for projects covered by this policy.

3.                                       Subcontractor Listing:  Providers such as general contractors, construction managers or other prime contractors shall list proposed subcontractors (over $100,000) in their bids and in awarding contracts Home Depot shall consider the qualifications and capabilities of the listed subcontractors.

C.                                     Standards and Criteria for Evaluating Bids or Proposals

4.                                       Each Provider shall have its offer considered both as to its respective price proposals and technical proposals and the Provider proffering the superior overall offer, taking into account all of these factors, shall be awarded the project.  Home Depot’s evaluation of which Provider will be awarded a project under this policy shall include the factors and definitions specified below.

5.                                       Evaluation Factors & Definitions

(a)                                  Past Performance:  Performance information and data on the Provider’s past projects for the three most recent years, especially projects similar in size and scope.  Home Depot shall examine all readily available performance evaluation reports from the Provider and pre-listed subcontractors and should also utilize any other readily available relevant sources of past performance data.  Past Performance shall include the degree to which the Provider:

(i)                                     completed projects safely (including an examination of accident/injury data, lost-time data and safety violations);

(ii)                                  complied with applicable laws and regulations (including those relating to permitting, licensing, wages and environmental);

(iii)                               completed projects in a timely and cost-effective manner; and

(iv)                              complied with project plans and specifications.

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(b)                                 Management Plan/Schedule: Provider’s plan for managing the project, including its technical qualifications and competency to perform the work.  Home Depot shall evaluate:

(i)                                     management team/key personnel proposed for project;

(ii)                                  technical approach to the project and quality control program; and

(iii)                               degree to which the Provider can realistically perform the schedule as proposed.

(c)                                  Staffing/Training/Safety Plans.  Provider’s capability to recruit, deploy and retain sufficient numbers of qualified personnel for the project, including:

(i)                                     Staffing: significant weight will be given to firms that utilize reliable staffing sources, including local union hiring halls or referral systems;

(ii)                                  Training:  favorable consideration should be given to the training provided to the project’s construction personnel, including reliability of the training providers, the facilities and resources used.

(iii)                               Safety:  pro-active safety measures by the Provider, including formal safety training programs, such as the OSHA Construction Safety and Health courses, written health and safety plans, accident-prevention programs and substance abuse programs, should be given favorable consideration.

6.                                       Debriefing Rights:  Providers shall be provided debriefings, upon request, in which they can obtain an explanation of Home Depot’s evaluation of their bid or proposal and the rationale for the selection of the successful Provider.

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